FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made the 24th day of March, 2000, between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the "Borrower") and WACHOVIA BANK, N.A (the "Bank").

                                  Background:
                                  ----------

         The Borrower and the Bank have entered into a Credit Agreement dated as of July 1, 1999 (the "Credit Agreement"). The Borrower and the Bank wish to amend the Credit Agreement in certain respects, as hereinafter provided.

         NOW, THEREFORE, the Borrower and the Bank agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         SECTION 2.      The Credit Agreement is amended as set forth in this
                         Section 2.

         2.1. Amendment to Section 1.01. Section 1.01 of the Credit -------------------------- Agreement is hereby amended by inserting a new  definition  to
                                            read as follows:

                "Effective Date" means March 24, 2000.

         2.2.  Amendment to Section 2.05.  Section  2.05(a) of the Credit
             -------------------------     Agreement is hereby  amended and
                                           restated in its entirety to
                                           read as follows:


               (a)"Applicable  Margin"  shall be determined  quarterly  based upon the ratio of Funded Debt to EBITDA (calculated as of the last day of each Fiscal Quarter), as follows:



        Ratio of Funded Debt to EBITDA      Base Rate Loans   Euro-Dollar Loans
        ------------------------------      ---------------   -----------------
        Greater than or equal to 5.5 to 1.0       0%                3.75%

        Greater than or equal to 5.0 to 1.0
        but less than  5.5 to 1.0                 0%                3.25%

        Greater than or equal to 4.5 to 1.0
        but less than 5.0 to 1.0                  0%                2.75%

        Greater than or equal to 4.0 to 1.0
        but less than  4.5 to 1.0                 0%                2.50%

        Greater than or equal to 3.5 to 1.0
        but less than 4.0 to 1.0                  0%                2.25%

        Greater than or equal to 3.0 to 1.0
        but less than 3.5 to 1.0                  0%                2.00%

        Less than 3.0 to 1.0                      0%                1.75%


         The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 60 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements of the Borrower for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 60 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Effective Date to but excluding the


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         Rate Determination Date next following the Effective Date, the
         Applicable Margin shall be 0% for Base Rate Loans and 3.25% for Euro-Dollar Loans (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 120 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements of the Borrower for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(a) or
         Section 5.01(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the immediately succeeding Rate Determination Date, the Applicable Margin shall be determined as if the ratio of Funded Debt to EBITDA was more than 5.5 to 1.0 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Loan outstanding on such Rate Determination Date, provided that no Applicable Margin shall be decreased pursuant to this Section
         2.05 if a Default is in existence on the Rate Determination Date.

         2.3.  Amendment to Section 5.03.  Section 5.03 of the Credit  Agreement
         -------------------------------   is hereby amended and restated in its
                                           entirety to read as follows:

                  SECTION  5.03.  Ratio of  Funded  Debt to  Consolidated  Total
         Capitalization. The ratio of Funded Debt to Consolidated Total Capitalization will not at any time exceed (i) for the period from and including the Effective Date to and including December 31, 2000, 50% and (ii) for any period on or after January 1, 2001, 40%.

         2.4.  Amendment to Section 5.05.  Section 5.05 of the Credit  Agreement
       ---------------------------------   is hereby amended and restated in its
                                           entirety to read as follows:

                  SECTION 5.05. Ratio of Funded Debt to EBITDA. As of the end of each Fiscal Quarter, the ratio of Funded Debt as of the end of such Fiscal Quarter to EBITDA for the period of 4 consecutive Fiscal Quarters then ended shall be less than (a) 5.85 to 1.0 for each Fiscal Quarter ending on or before March 31, 2000, (b) 5.10 to 1.0 for each Fiscal Quarter ending after March 31, 2000, and on or before June 30, 2000, (c) 4.35 to 1.0 for each Fiscal Quarter ending after June 30,
         2000, and on or before December 31, 2000, (d) 3.50 to 1.0 for each Fiscal Quarter ending after December 31, 2000, and on or before September 30, 2001, and (c) 3.00 to 1.0 for each Fiscal Quarter thereafter.

         2.5. Amendment to Section 5.06. Section 5.06 of the Credit Agreement --------------------------------- is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.06. Ratio of EBITDA to Consolidated Interest Expense. At the end of each Fiscal Quarter, the ratio of EBITDA for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Interest Expense for the period of 4 consecutive Fiscal Quarters then ended shall be greater than (a) 2.5 to 1.0 for each Fiscal Quarter ending on or before June 30, 2000, (b) 3.0 to 1.0 for each Fiscal Quarter ending on or before June 30, 2001 and (c) 3.5 to 1.0 for each Fiscal Quarter thereafter.

         SECTION 3. No Other Amendment. Except for the amendment set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the "Agreement" or any other defined term for the Credit Agreement in the Credit Agreement, the Loan Documents or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, or any of the other Loan Documents nor affect nor impair any rights, powers or remedies under the Credit Agreement, as hereby amended or any of the other Loan Documents. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.


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         SECTION 4.  Representations and Warranties. The Borrower hereby
          ----------------------------------------   represents and warrants in
                                                   favor of the Bank as follows:


         (a) The representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof;

         (b) No Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

         (c) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (d) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower, and this Amendment and the Credit Agreement, as amended hereby constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; and

         (e) The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

         SECTION 5.  Counterparts.  This  Amendment  may be executed in multiple
                     ------------   counterparts,  each of which shall be deemed
                                    to be an original and all of which, taken together, shall constitute one and the same agreement.

         SECTION 6.  Governing  Law.  This  Amendment  shall be construed in
                     --------------   accordance  with and governed by the laws
                                      of the State of Georgia.

         SECTION 7.  Amendment  Fee. On the  Effective  Date, the Borrower shall
                  --------------     pay to the Bank an amendment fee equal to
                                     the product of the Commitment (irrespective of usage) as of such date multiplied by 0.25%.

                        [Remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

Attest:                                        ATLANTIC AMERICAN CORPORATION

_______________________________       By:________________________________(SEAL)

 Its:__________________________       Its: __________________________________

  [CORPORATE SEAL]



                                           WACHOVIA BANK, N.A.

                                      By:__________________________________
                                     Title:________________________________